PRESS RELEASE

2/4/21

Carlisle Companies Reports Fourth Quarter Diluted Earnings per Share of $1.57

SCOTTSDALE, ARIZONA, February 4, 2021 - Carlisle Companies Incorporated (NYSE:CSL) today announced its fourth quarter 2020 financial results.

•Reported consolidated fourth quarter revenue of $1.1 billion, with CCM quarterly sales turning positive on a year-over-year basis
•CCM reported record fourth quarter operating margin of 20.4% led by higher year-over-year sales volumes, continued benefits from pricing resolve and raw material cost containment
•Delivered $697 million of operating cash flow and $601 million of free cash flow in 2020, similar levels to 2019, despite lower sales year-over-year
•Share repurchases continued in the fourth quarter, totaling 3 million shares for $382 million for the full year

Comments from Chris Koch, Chairman, President and Chief Executive Officer

"As we close 2020, we are reminded of the lives lost due to COVID-19 around the world and of the pandemic's significant impact on Carlisle's employees, suppliers and our customers. I am heartened that Carlisle employees persevered and rallied around each other and their communities, all the while continuing to demonstrate the value of the Carlisle Experience to our customers. While the pandemic made 2020 a unique and challenging year for businesses across the globe, I am extremely proud of how Carlisle's employees prioritized safety and civility in their personal interactions. We must continue to navigate this pandemic responsibly and with balance, ensuring that the health and safety of our employees is a top priority. However, we must also meet customers' expectations and continue to give our employees the opportunity to provide for their families and support the communities in which they live.

2020 demonstrated yet again the exceptional and sustainable earnings power of the Carlisle business model, our proven ability to weather significant downturns and our laser focus on our long-term strategic objectives. CCM once again drove the majority of positives in Carlisle's fourth quarter results, supported by strong re-roofing trends, continued price discipline and superb management of raw material costs. CCM also made significant strides in integrating and improving our newer platforms of Architectural Metals and Polyurethanes. CCM's sustainable cash generating abilities, combined with the Carlisle Experience that has been developed over many years and recently elevated by our best-in-class, dedicated and accomplished global team, provide Carlisle with the financial and strategic flexibility that supports our conviction in achieving Vision 2025.

While CCM generated most of our earnings in 2020, our other business platforms made important improvements despite being impacted significantly in a challenging year. CIT delivered results in line with our expectations in a year of record declines in the aerospace industry by focusing on delivering new products to increase our content per plane, rightsizing its manufacturing footprint, further integrating its Medical platform and continuing to invest in our Test & Measurement and Sensors businesses. CFT exceeded expectations in the fourth quarter, leveraging a focus on execution while introducing exciting, innovative new products. Finally, CBF enters 2021 looking to benefit from our recent restructuring activities and with solid end-market tailwinds in core markets of Construction, Mining and Agriculture, further reinforced by an improved outlook for dealer inventory replenishment after reductions in the last several years.

As we build on the momentum in our core markets entering 2021, we also see significant opportunities to drive revenue and earnings growth as we accelerate through the recovery. We continue to invest in CCM Europe evidenced by new regional leadership, expansion of our world-class facility in Waltershausen, Germany and several new product introductions for 2021. Within our Architectural Metals platform, we have set plans in motion for three new locations in underserved regions around the U.S. while making progress consolidating our teams to drive commercial synergies and operational efficiencies. Our Polyurethane business is delivering sustainable growth by providing products and solutions with unmatched energy efficiency in both residential and commercial applications. Additionally, the Polyurethane team, collaborating with CFT engineering, has introduced an industry-first integrated spray foam insulation equipment solution (IntelliSpray) which optimizes productivity and material savings when used with CCM's complete portfolio of open and closed cell products.

Our ESG efforts are gaining momentum. We continue to increase the diversity of both senior leadership and our Board of Directors. In 2020, we recycled and repurposed over 75 million pounds of used automotive tires, diverting them from landfills. We also repurposed over 6,000 tons of scrap EPDM back into the production process. We continue to optimize our facilities, finishing 2020 with over 20% of our global manufacturing footprint re-lamped for LED lighting and motion controls, and 18 of our 89 plants ISO14001 certified. Finally, innovative CCM products help to enable the sustainable building envelope, reducing energy costs and minimizing GHG emissions.

We remain balanced in our capital deployment approach. We are increasing capital expenditures considerably in 2021 to drive future growth. Continuing to manage an active M&A pipeline, we are focused on synergistic businesses that complement our highest returning businesses. Finally, we will remain active in returning capital to shareholders - notably, we raised our dividend in 2020 for the 44th consecutive year, and returned $495 million to shareholders in the form of share repurchases and dividends.

Vision 2025 gave us clear direction and consistency of mission during the tumultuous year of 2020, and will continue to guide our efforts as we accelerate into the recovery in 2021."

Fourth Quarter 2020

Revenue of $1.06 billion decreased 7.0% from $1.14 billion in the fourth quarter of 2019. Organic revenue declined 9.0% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 1.4% in the quarter. Changes in foreign exchange rates had a positive 0.6% impact on revenues.

Operating income of $111.8 million decreased 20.9% from the fourth quarter of 2019. Operating income performance was impacted primarily by volume declines, acquisitions and wage inflation, partially offset by lower raw material costs, lower operating expenses and contributions from COS.

Fourth Quarter 2020 Segment Highlights

Carlisle Construction Materials (CCM)
•Revenues of $760.8 million, up 0.9% (+0.6% organic) year-over-year, were driven by improving U.S. commercial roofing demand and polyurethanes.
•Operating income was $155.0 million, up 21.5% year-over-year. Operating margin of 20.4%, a 350 basis point improvement, was driven by favorable raw material pricing, savings from COS, lower SG&A and increased volume, partially offset by price and wage inflation.
•Items affecting comparability were costs of $0.1 million versus benefits of $0.4 million in the fourth quarter of 2019.

Carlisle Interconnect Technologies (CIT)
•Revenues of $154.6 million, down 35.4% (-40.3% organic) year-over-year, were negatively impacted by a significant decline in orders from Aerospace customers, partially offset by acquisitions.
•Operating loss was $13.3 million. Operating margin of -8.6%, was affected by lower volumes, wage and raw material inflation, partially offset by savings from COS and lower operating expenses.
•Items affecting comparability were costs of $9.5 million versus costs of $6.9 million in the fourth quarter of 2019.

Carlisle Fluid Technologies (CFT)
•Revenues of $72.9 million, down 8.3% (-16.1% organic) year-over-year, reflected volume declines, particularly in the General Industrial markets, partially offset by acquisitions and price.
•Operating income was $3.3 million. Operating margin of 4.5% reflected lower volumes, higher restructuring costs and wage and raw material inflation, partially offset by price, savings from COS and lower SG&A.
•Items affecting comparability were costs of $1.7 million versus benefits of $0.6 million in the fourth quarter of 2019.

Carlisle Brake & Friction (CBF)
•Revenues of $75.8 million, up 5.4% (+2.8% organic) year-over-year, reflected improved demand in Construction and Agricultural off-highway vehicle end markets.
•Operating income was $0.8 million. Operating margin of 1.1% was impacted by unfavorable mix, higher restructuring costs and wage inflation, partially offset by savings from COS.
•Items affecting comparability were costs of $0.9 million versus costs of $0.5 million in the fourth quarter of 2019.

Cash Flow

Free cash flow (defined as cash provided by operating activities less capital expenditures, and comprised of continuing and discontinued operations) was $601.2 million for the twelve months ended December, 31 2020, a decrease of $14.0 million versus the prior year. Our priorities for the use of cash are to invest in growth and performance improvement opportunities for our existing businesses through capital expenditures, complete strategic acquisitions that meet return criteria and return value to shareholders through dividend payments and share repurchases.

During the three months ended December 31, 2020, we redeployed our free cash flow towards $40.7 million in share repurchases and $27.9 million in dividends paid. As of December 31, 2020, we had $902.2 million of cash and $1.0 billion of availability under our revolving credit facility.

2020 Full Year

Koch continued, "2020 was a year of significant accomplishments, despite the challenges of operating during a pandemic. Entering 2021, we are optimistic that we can build on our positive momentum, accelerate into the global recovery and deliver on Vision 2025. We will continue to benefit from the strength of the Carlisle business model, and enhance our strong earnings power by investing in our exceptional management teams and high-ROIC businesses. We will continue to deploy capital into strategic acquisitions, share repurchases and dividends, all the while maintaining our commitment to delivering returns on invested capital in excess of 15% and, ultimately, driving to $15 of earnings per share."

Table 1. Revenue Breakdown

	Three Months Ended December 31, 2020
	CSL	CCM	CIT	CFT	CBF
Change in Organic Revenues	(9.0)%	0.6%	(40.3)%	(16.1)%	2.8%
Net Impact from Acquisitions	1.4%	—%	4.8%	5.0%	—%
Impact from FX	0.6%	0.3%	0.1%	2.8%	2.6%
Change in Revenues	(7.0)%	0.9%	(35.4)%	(8.3)%	5.4%

EPS referenced in this release is from continuing operations unless otherwise noted.

Conference Call and Webcast

The Company will discuss fourth quarter 2020 results on a conference call at 5:00 p.m. ET today. The call may be accessed live by going to the Investor Relations section of the Carlisle website, or the taped call may be listened to shortly following the live call at the same website location. A PowerPoint presentation will accompany the call and can be found on the Carlisle website as well.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential or expected impacts of the global coronavirus (COVID-19) pandemic. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: risks from the global coronavirus (COVID-19) pandemic including, for example, expectations regarding the impact of the coronavirus (COVID-19) on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results or our full-year financial outlook, increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a diversified industrial company with a global portfolio of niche brands that delivers energy efficient and highly engineered products and solutions for its customers. Driven by our strategic plan, Vision 2025, Carlisle is committed to generating superior shareholder returns by investing in high-ROIC businesses and maintaining a balanced capital deployment approach including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle is headquartered in Phoenix, Arizona. Its worldwide team of employees generated $4.2 billion in revenues in 2020. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations
(480) 781-5135
jgiannakouros@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2020	2019	2020	2019
Revenues	$1,064.1	$1,144.3	$4,245.2	$4,811.6

Cost of goods sold	771.6	835.6	3,062.8	3,439.9
Selling and administrative expenses	164.2	155.6	641.5	667.1
Research and development expenses	12.6	15.9	54.8	60.9
Other operating expense (income), net	3.9	(4.1)	2.5	(10.5)
Operating income	111.8	141.3	483.6	654.2
Interest expense, net	18.9	16.5	76.6	66.1
Loss on extinguishment of debt	—	—	8.8	—
Interest income	(0.8)	(1.7)	(4.8)	(7.9)
Other non-operating expense, net	2.0	2.9	1.7	0.7
Income from continuing operations before income taxes	91.7	123.6	401.3	595.3
Provision for income taxes	7.0	19.6	77.1	121.6
Income from continuing operations	84.7	104.0	324.2	473.7

Discontinued operations:
Loss before income taxes	(5.4)	—	(5.4)	(1.8)
(Benefit from) provision for income taxes	(1.3)	1.4	(1.3)	(0.9)
Loss from discontinued operations	(4.1)	(1.4)	(4.1)	(0.9)
Net income	$80.6	$102.6	$320.1	$472.8

Basic earnings per share attributable to common shares:
Income from continuing operations(1)	$1.59	$1.84	$5.93	$8.30
Loss from discontinued operations	(0.08)	(0.03)	(0.08)	(0.02)
Basic earnings per share	$1.51	$1.81	$5.85	$8.28

Diluted earnings per share attributable to common shares:
Income from continuing operations(1)	$1.57	$1.81	$5.88	$8.21
Loss from discontinued operations	(0.08)	(0.03)	(0.08)	(0.02)
Diluted earnings per share	$1.49	$1.78	$5.80	$8.19

Average shares outstanding:
Basic	53.2	56.4	54.5	56.9
Diluted	53.8	57.2	55.0	57.5

Dividends declared and paid per share	$0.525	$0.50	$2.05	$1.80

(1) Basic and diluted EPS calculated based on "two-class" method of computing earnings per share using the following income attributable to common shareholders:
Income from continuing operations	$84.5	$103.8	$323.1	$472.4
Net income	80.4	102.4	319.0	471.5

Carlisle Companies Incorporated
Unaudited Segment Information

	Three Months Ended December 31,		Increase (Decrease)		Twelve Months Ended December 31,		Increase (Decrease)
(in millions, except percentages)	2020	2019	Amount	Percent	2020	2019	Amount	Percent
Revenues
Carlisle Construction Materials	$760.8	$753.7	$7.1	0.9%	$2,995.6	$3,233.3	$(237.7)	(7.4)%
Carlisle Interconnect Technologies	154.6	239.2	(84.6)	(35.4)%	731.6	972.9	(241.3)	(24.8)%
Carlisle Fluid Technologies	72.9	79.5	(6.6)	(8.3)%	242.7	278.4	(35.7)	(12.8)%
Carlisle Brake & Friction	75.8	71.9	3.9	5.4%	275.3	327.0	(51.7)	(15.8)%
Total	$1,064.1	$1,144.3	$(80.2)	(7.0)%	$4,245.2	$4,811.6	$(566.4)	(11.8)%

Operating Income (Loss)
Carlisle Construction Materials	$155.0	$127.6	$27.4	21.5%	$581.6	$576.0	$5.6	1.0%
Carlisle Interconnect Technologies	(13.3)	29.1	(42.4)	(145.7)%	(2.1)	131.6	(133.7)	(101.6)%
Carlisle Fluid Technologies	3.3	10.1	(6.8)	(67.3)%	5.3	24.0	(18.7)	(77.9)%
Carlisle Brake & Friction	0.8	0.8	—	—%	(3.7)	21.3	(25.0)	(117.4)%
Segment Totals	145.8	167.6	(21.8)	(13.0)%	581.1	752.9	(171.8)	(22.8)%
Corporate and unallocated (1)	(34.0)	(26.3)	(7.7)	29.3%	(97.5)	(98.7)	1.2	(1.2)%
Total	$111.8	$141.3	$(29.5)	(20.9)%	$483.6	$654.2	$(170.6)	(26.1)%

Operating Margin Percentage
Carlisle Construction Materials	20.4%	16.9%	350 bps		19.4%	17.8%	160 bps
Carlisle Interconnect Technologies	(8.6)%	12.2%	(2080) bps		(0.3)%	13.5%	(1380) bps
Carlisle Fluid Technologies	4.5%	12.7%	(820) bps		2.2%	8.6%	(640) bps
Carlisle Brake & Friction	1.1%	1.1%	— bps		(1.3)%	6.5%	(780) bps
Total	10.5%	12.3%	(180) bps		11.4%	13.6%	(220) bps

Depreciation and Amortization
Carlisle Construction Materials	$23.8	$24.7	$(0.9)	(3.6)%	$98.0	$93.9	$4.1	4.4%
Carlisle Interconnect Technologies	19.1	17.1	2.0	11.7%	77.5	63.0	14.5	23.0%
Carlisle Fluid Technologies	6.0	6.2	(0.2)	(3.2)%	23.4	24.1	(0.7)	(2.9)%
Carlisle Brake & Friction	5.2	5.5	(0.3)	(5.5)%	21.5	21.7	(0.2)	(0.9)%
Corporate and unallocated (1)	1.1	0.5	0.6	120.0%	3.8	2.7	1.1	40.7%
Total	$55.2	$54.0	$1.2	2.2%	$224.2	$205.4	$18.8	9.2%
(1)Includes general corporate expenses and other unallocated costs.

Carlisle Companies Incorporated
Unaudited Items Affecting Comparability Information
Items affecting comparability include costs, and losses or gains related to, among other things, growth and profitability improvement initiatives and other events outside of core business operations (such as asset impairments, exit and disposal and facility rationalization charges, costs of and related to acquisitions, idle capacity and labor costs, net of subsidies, losses on debt extinguishment, litigation settlement costs, insurance settlements, gains and losses from and costs related to divestitures, and non-comparable tax items). Because these items affect our, or any particular operating segment's, financial condition or results in a specific period in which they are recognized, we believe it is appropriate to present the total of these items to provide information regarding the comparability of results of operations period to period.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2020	2019	2020	2019
Impact to Operating Income
Exit and disposal costs	$5.9	$3.6	$24.5	$13.7
Other facility rationalization costs	0.1	2.2	2.1	5.7
Acquisition related costs:
Inventory step-up amortization	0.3	0.9	0.7	3.1
Other acquisition costs	(2.0)	2.0	3.7	8.3
Idle capacity and labor costs, net of subsidies	0.8	—	8.8	—
Impairment charges	6.0	—	6.0	—
Gains from insurance recoveries	(0.7)	—	(0.7)	—
Gains from contingent consideration	—	(2.0)	—	(5.0)
Gains from divestitures	—	(2.1)	(0.8)	(2.1)
Total	$10.4	$4.6	$44.3	$23.7

Impact to Diluted EPS from Continuing Operations (1)
Exit and disposal costs	$0.08	$0.05	$0.34	$0.18
Other facility rationalization costs	—	0.03	0.03	0.08
Acquisition related costs:
Inventory step-up amortization	0.01	0.01	0.01	0.04
Other acquisition costs	(0.03)	0.04	0.05	0.12
Idle capacity and labor costs, net of subsidies	0.02	—	0.12	—
Impairment charges	0.08	—	0.08	—
Gains from insurance recoveries	(0.01)	—	(0.01)	—
Gains from contingent consideration	—	(0.03)	—	(0.09)
Gains from divestitures	(0.04)	(0.03)	(0.05)	(0.02)
Loss on early extinguishment of debt	—	—	0.12	—
Indemnification losses	—	—	0.06	—
Tax items	(0.20)	(0.10)	(0.31)	(0.23)
Total	$(0.09)	$(0.03)	$0.44	$0.08

Impact to Operating Income
Carlisle Construction Materials	$0.1	$(0.4)	$3.3	$2.2
Carlisle Interconnect Technologies	9.5	6.9	26.7	16.7
Carlisle Fluid Technologies	1.7	(0.6)	4.2	0.8
Carlisle Brake & Friction	0.9	0.5	6.7	2.8
Corporate	(1.8)	(1.8)	3.4	1.2
Total	$10.4	$4.6	$44.3	$23.7

Impact to Diluted EPS from Continuing Operations (1)
Carlisle Construction Materials	$—	$—	$0.10	$0.04
Carlisle Interconnect Technologies	0.14	0.10	0.37	0.22
Carlisle Fluid Technologies	(0.02)	(0.02)	0.02	(0.01)
Carlisle Brake & Friction	0.01	0.01	0.09	0.04
Corporate	(0.22)	(0.12)	(0.14)	(0.21)
Total	$(0.09)	$(0.03)	$0.44	$0.08

(1)Tax effect is based on the rate of the jurisdiction where the expense is deductible or income is taxable.

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
(in millions)	2020	2019
Net cash provided by operating activities	$696.7	$703.1

Investing activities:
Capital expenditures	(95.5)	(88.9)
Acquisitions, net of cash acquired	(35.4)	(616.4)
Other investing activities, net	8.3	10.4
Net cash used in investing activities	(122.6)	(694.9)

Financing activities:
Borrowings from revolving credit facility	500.0	—
Repayments of revolving credit facility	(500.0)	—
Proceeds from notes	740.7	—
Repayments of notes	(258.5)	—
Repurchase of common stock	(382.4)	(382.1)
Dividends paid	(112.4)	(102.9)
Financing costs	(24.2)	—
Proceeds from exercise of stock options	21.3	37.0
Withholding tax paid related to stock-based compensation	(8.3)	(10.4)
Other financing activities, net	(0.9)	(2.8)
Net cash used in financing activities	(24.7)	(461.2)

Effect of foreign currency exchange rate changes on cash and cash equivalents	1.6	0.6

Change in cash and cash equivalents	551.0	(452.4)
Beginning of period	351.2	803.6
End of period	$902.2	$351.2

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	December 31, 2020	December 31, 2019
Cash and cash equivalents	$902.2	$351.2
Long-term debt, including current portion	2,081.3	1,591.6
Total shareholders' equity	2,537.7	2,642.8